EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Provides Update on Illinois Dispensaries

LAS VEGAS, NV and VANCOUVER, B.C., CANADA (February 28, 2023) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), an operations-driven multistate cannabis company, is pleased to provide a corporate update on construction progress for the new Illinois dispensaries, which are managed by the Company and in which the Company, through its subsidiary, DEP Nevada Inc. (“DEP”), have options to acquire.

Tenant improvement construction for the Markham dispensary is moving forward quickly with construction anticipated to complete in early April and the store opening for business later in the same month. The Body and Mind branded retail store is situated in a high-traffic location with plentiful parking.

“We believe that the state of Illinois is broadly underserved when it comes to adult use retail outlets, and we are excited to help alleviate that by advancing our first dispensary in the state. We are looking forward to bringing our retail operation experience to the Illinois market and have developed strong relations with national and Illinois-based brands to ensure our customers have a wide choice of proven, tested cannabis offerings,” stated Michael Mills, CEO of Body and Mind. “With our Markham location seeing over 400,000 cars per day passing within a mile, we believe we will have ample opportunity to demonstrate the customer care we have honed thus far in more competitive markets.”

The second dispensary, located in the Southern Chicago area, has already received community approval from the village of Lynwood. The Company and the Lynwood location’s landlord are currently working to secure building permits.

According to the Illinois Department of Financial and Professional Regulation, 2022 Illinois sales of adult use cannabis were a record-setting $1.55 billion, while being served with no more than 113 open adult use retail outlets in a population of nearly 13 million people.

Body and Mind has the option to indirectly acquire all of the membership interests in each of the Illinois dispensary licensees, NMG IL 1, LLC and NMG IL 4, LLC, pursuant to a convertible credit facility between BaM's subsidiary, DEP and each of NMG IL 1, LLC and NMG IL 4. LLC, and membership interest purchase agreements between DEP and the members of NMG IL 1, LLC and NMG IL 4, LLC, subject to obtaining all required local and state regulatory authorization.

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About Body and Mind Inc.

BaM is an operations-focused cannabis company with active retail operations in Ohio, Arkansas, Michigan and California, pending retail operations in Illinois and New Jersey, and craft cultivation and/or processing operations in Nevada, Ohio and Arkansas. We work daily to increase our market share through delighting customers while also continuing to hone our operational efficiencies to drive profits. We are primarily guided by the metric of return on investment. Currently, we believe the most significant return on investment projects in front of us are successful retail cannabis store launches in Illinois and New Jersey, which augment our existing retail footprint. We also believe that our team’s core operational skillsets will create significant future shareholder value as the cannabis industry matures.

Please visit www.bodyandmind.com for more information.

Instagram: @bodyandmindBaM

Twitter: @bodyandmindBaM

For further information, please contact:

Investor Relations

Jonathan Paterson

+1 203 862 0492

Jonathan.Paterson@HarborAccessLLC.com

Company Contact:

Michael Mills

CEO

Tel: 800-361-6312

ir@bodyandmind.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

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Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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